EXHIBIT 99.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made this 28th day of February 2006, by and among NF Treachers Corp., a Delaware corporation (“NFTC”), and PAT Franchise Systems, Inc., a Delaware corporation (“PFSI”). TruFoods Systems, Inc., the 100% stockholder of PFSI (“Parent”), is a an additional party hereto for the purposes indicated herein.

R E C I T A L S:

WHEREAS, PFSI owns all worldwide right, title and interest in and to the trademarks, proprietary formulas, recipes, processes and other intellectual property related to the “Arthur Treacher’s” brand, products and restaurant system; and

WHEREAS, NFTC wishes to acquire, and PFSI is prepared to sell, all right, title and interest in the intellectual property related to the “Arthur Treacher’s” brand, products and restaurant system as more fully described, and upon the terms and conditions set forth, in this Agreement.

NOW, THEREFORE, in consideration of the Recitals and the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

PURCHASE OF ASSETS

1.1    Purchase.

(a)    At the Closing on the Closing Date, and upon all of the terms and subject to all of the conditions of this Agreement, PFSI shall sell, assign, convey, transfer and deliver to NFTC, on an exclusive, perpetual and irrevocable basis, all worldwide rights, titles and interests, legal and equitable, in and to:

(i)    all names, logos, trademarks and service marks relating to the “Arthur Treacher’s” brand, products and/or restaurant system (the “AT Trademarks”);

(ii)    all proprietary formulas, recipes, systems, manufacturing and cooking procedures and processes, vendor agreements, equipment and fixture specifications, lists of equipment and fixture suppliers, operating manuals, marketing manuals, prototype plans and all other proprietary information relating to the “Arthur Treacher’s” brand, products and/or restaurant system (the “Proprietary AT Information”); and

(iii)    any and all other intellectual property (including, without limitation, trade secrets, domain names, websites, copyrights, etc.) relating to the “Arthur Treacher’s” brand, products and/or restaurant system (the “Other AT Intellectual Property”).

The AT Trademarks, the Proprietary AT Information and the Other AT Intellectual Property are collectively referred to herein as the “Arthur Treacher’s System” and shall comprise the “Purchased Assets.” The assignment of the Arthur Treacher’s System to NFTC shall be made free and clear of any and all liabilities, obligations, claims, liens, levies, security interests, pledges and/or other encumbrances against and/or in any way relating to and/or otherwise affecting the Arthur Treacher’s System and/or any element thereof (collectively, the “Liabilities”), all of which Liabilities shall be satisfied by, retained by, and/or shall remain the sole responsibility of, PFSI. The Purchased Assets hereunder specifically exclude the Franchise Agreements in effect as of the date of the Closing and PFSI’s rights and obligations thereunder.

1.2    Consideration. At the Closing on the Closing Date, NFTC shall pay to PFSI, by wire transfer of immediately available U.S. funds to such account as shall be designated by PFSI to NFTC in writing at least three (3) days prior to the Closing Date, an amount equal to One Million Two Hundred Fifty Thousand Dollars ($1,250,000), which amount shall be reduced by any amounts required to be paid by PFSI to satisfy the Liabilities. Prior to the Closing Date, PFSI will provide NFTC with a schedule outlining the uses of the proceeds to satisfy, and receive complete releases of, the Liabilities.

1.3    Closing Date Deliveries. At the Closing on the Closing Date:

(a)    PFSI shall deliver or cause to be delivered, to NFTC, properly executed and dated as of the Closing Date:

(i)    the Bill of Sale and Assignment;

(ii)    the Trademark Assignment;

(iii)    the License Agreement

(iv)    PFSI’s Closing Certificate;

(v)    PFSI’s Performance Certificate;

(vi)    PFSI’s Fair Value Certificate

(vii)    documentation, in a form reasonably satisfactory to NFTC in its sole discretion, executed by the applicable third parties indicating either: (A) that each Liability has been completely and finally satisfied; or (B) with respect to any Liability that has not been completely and finally satisfied, the applicable third party’s agreement to irrevocably release and forgo any claim against the Arthur Treacher’s System (and/or any element thereof) and NFTC;

(viii)    PFSI’s Opinion of Counsel; and

(ix)    such other documents as provided in Article VI of this Agreement or as NFTC shall reasonably request.

(b)    In addition to the payments described in Section 1.2, NFTC shall deliver, or cause to be delivered, to PFSI, properly executed and dated as of the Closing Date:

(i)    the Bill of Sale and Assignment;

(ii)    the Trademark Assignment;

(iii)    the License Agreement

(iv)    NFTC Closing Certificate;

(v)    NFTC Performance Certificate; and

(vi)    such other documents as provided in Article VII hereof or as PFSI shall reasonably request.

1.4    Non-Assumption of Liabilities. NFTC does not and shall not assume or become obligated to pay any of the Liabilities or any other debt, obligation or liability of any kind or nature of PFSI or the Arthur Treacher’s System, whether or not incurred or accrued in connection with the operation of the Arthur Treacher’s System.

1.5    Taxes.

(a)    All federal, state, and local transfer and sales and use taxes applicable to, imposed upon or arising out of the transfer to NFTC of the Purchased Assets as contemplated by this Agreement shall be paid by PFSI.

(b)    The parties agree that in the event that the purchase of the Purchased Assets is an “applicable asset acquisition” governed by Section 1060 of the Code, NFTC and PFSI agree to complete IRS Form 8594 consistently with this Agreement, and, if requested by the other, to furnish the other with a copy of such Form prepared in draft form no less than 45 days prior to the filing due date of such Form.

1.6    Risk of Loss. The risk of all Events of Loss prior to the Closing shall be upon PFSI and the risk of all Events of Loss at or subsequent to the Closing shall be upon NFTC.

1.7    Special Provision Related to Vendors to Arthur Treacher’s System. As a condition to Closing: (a) NFTC shall have entered into agreements with those vendors identified on Schedule 1.7 to purchase supplies for the Arthur Treacher’s System on terms and conditions no less favorable to Purchaser than the terms and conditions applicable to purchases from such vendors by PFSI under its current contracts with such vendors; and (b) NFTC shall be entitled to receive under its agreements with vendors mutually-agreed upon rebates and/or marketing payments in amounts as set forth in Section 4.3 of the License Agreement.

1.8    Termination or Assignment of Certain Existing Agreements. Simultaneously with the Closing, the letter agreement dated January 1, 2003, as amended February 4, 2003, by and among PAT, Nathan’s Famous Systems, Inc., Miami Subs USA, Inc., and NF Roasters Corp. (the “Co-Branding Agreement”) is and shall be terminated, and the parties shall have no further rights and/or obligations thereunder. It is acknowledged that during the term of the Co-Branding Agreement, PAT and NFTC Franchisor Affiliates (defined below) established certain co-branded “Arthur Treacher’s” concepts within host “Nathan’s Famous” and “Miami Subs” company-owned and franchised restaurants (those remaining in operation as of the Closing Date are referred to herein as “Existing Co-Branded Units” and are identified on Schedule 1.8). Accordingly, all existing co-branding participation agreements by and among PFSI, the NFTC Franchisor Affiliates and franchisees of the NFTC Franchisor Affiliates (the “Participation Agreements”) shall be revised as follows:

(a)    From and after the Closing Date, PFSI shall have no further entitlement to receive any fees, royalties, or other compensation under any of the Participation Agreements;

(b)    From and after the Closing Date, PFSI shall no longer have any rights whatsoever under any Participation Agreement or any other agreement entered into with a franchisee of NFTC’s affiliates (except with respect to a Franchise Agreement with such Person for a stand-alone Arthur Treacher’s restaurant, without a Nathan’s Famous, Kenny Rogers Roasters, or Miami Subs operation);

(c)    On the Closing Date, PFSI will assign all of its rights under the Participation Agreements for the Existing Co-Branded Units to NFTC, and PFSI agrees that it shall sign such documents as NFTC may deem necessary to implement this provision, including but not limited to any notices to franchisees party to such Participation Agreements.; and

1.9    Limited License of Arthur Treacher’s System to PFSI. Simultaneously with the Closing, NFTC will license the Arthur Treacher’s System back to PFSI for the sole purpose of PFSI conducting business as the franchisor of the Arthur Treacher’s System in the geographic region and on the terms and conditions as set forth in the License Agreement attached hereto as Exhibit A.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PFSI

PFSI and Parent jointly and severally represent and warrant to NFTC the following:

2.1    Organization. PFSI is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. PFSI has the power to own, license and operate the Arthur Treacher’s System and to conduct the business related thereto as it is now being conducted. PFSI is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction set forth on Schedule 2.1, constituting each jurisdiction in which such qualification is required, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on the Purchased Assets, Copies of the articles of incorporation and bylaws of PFSI, as amended and currently in force, have been delivered to NFTC, and are true, complete and correct as of the date hereof.

2.2    Authorization; Enforceability. The execution, delivery and performance of this Agreement and all of the documents and instruments delivered in connection herewith by PFSI and the consummation by PFSI of the transactions contemplated hereby and thereby are within the corporate power of PFSI and have been duly authorized by all necessary corporate action by PFSI and Parent. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by PFSI, the valid and binding obligations of PFSI, enforceable against PFSI in accordance with their respective terms subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or right of creditors generally and by general equitable principles which may limit the right to obtain equitable remedies.

2.3    Absence of Conflicting Agreements. Except as set forth on Schedule 2.3, the execution, delivery and performance of this Agreement in accordance with its terms by PFSI, and the consummation of the sale of the Purchased Assets as contemplated by this Agreement does not, and will not, after the giving of notice, or the lapse of time or both, or otherwise:

(a)    conflict with, result in a breach of, or constitute a default under, the articles of incorporation, bylaws or other organizational documents of PFSI, or any federal, state or local law, statute, ordinance, rule or regulation, or any court or administrative order or process or any Contract to which PFSI or Parent is a party or by which any of the Purchased Assets are bound or which relates to the ownership or operation of the Arthur Treacher’s System;

(b)    result in the creation of any Lien upon any of the Purchased Assets;

(c)    require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or public agency or other authority; or

(d)    require the consent of any Person under any agreement, arrangement or commitment of any nature to which PFSI or Parent is a party or the Purchased Assets are subject or by which PFSI, Parent or the Purchased Assets are bound.

2.4    Purchased Assets. The Purchased Assets include all of the assets, properties and rights of every type and description, tangible and intangible, that comprise the Arthur Treacher’s System and will enable NFTC to operate the Arthur Treacher’s System in the manner in which it has been and is now operated by PFSI.

2.5    Title to Purchased Assets; Liens and Encumbrances. Except as set forth on Schedule 2.5, PFSI owns good and marketable title to, or has a valid and enforceable license or leasehold interest in, all of the Purchased Assets free and clear of any and all Liabilities and Liens.

2.6    Contracts. Schedule 2.6 lists all Contracts of PFSI that are part of, or related to, the Arthur Treacher’s System. Except as set forth on Schedule 2.6:
(a)    PFSI has performed in all material respects each term, covenant and condition of each of the Contracts to which it is a party required to be listed on Schedule 2.6, and no material default on the part of PFSI or, to the Knowledge of PFSI or Parent, any other party thereto, or any event which with the passing of time or giving of notice would constitute a default on the part of PFSI or, to the Knowledge of PFSI or Parent, any other party thereto, exists under any of the Contracts required to be listed on Schedule 2.6;

(b)    Schedule 2.6 lists all Contracts (i) pursuant to which PFSI has licensed the Arthur Treacher’s System to, or the use of the Arthur Treacher’s System is otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) with respect to, any Person, and (ii) which are necessary to the operation of the Arthur Treacher’s System;

(c)    each of the Contracts required to be listed on Schedule 2.6 is in full force and effect and constitutes the legal and binding obligation of PFSI and, to the Knowledge of PFSI and Parent, the other parties thereto, in accordance with its terms;

(d)    PFSI has furnished true and complete copies of all Contracts listed on Schedule 2.6, including all amendments, modifications and supplements thereto, and Schedule 2.6 contains accurate summaries of all oral contracts;

(e)    except as set forth on Schedule 2.6, the transfer of the Arthur Treacher’s System pursuant to this Agreement may be consummated without the consent, approval or waiver of any other Person, and none of the Contracts will be breached by the consummation of the transactions contemplated hereunder; and

(f)    with the exception of the Contract identified in Section 1.7, none of the Contracts is necessary to the continued operation of the Arthur Treacher’s System as conveyed to NFTC pursuant to this Agreement.

2.7    Intellectual Property; Trade Secrets.

(a)    Items of Intellectual Property. Schedule 2.7(a) contains an accurate and complete list of the items of Intellectual Property that comprise the Arthur Treacher’s System (including individual lists of the AT Trademarks, the Proprietary AT Information, and the Other AT Intellectual Property). Schedule 2.7(a) also identifies any third-party intellectual property which is used as part of the Arthur Treacher’s System, and the agreements pursuant to which such third party intellectual property is used. If there is any omission from Schedule 2.7(a), whether intentional or inadvertent, said omission shall neither limit nor amend the transfer of the Arthur Treacher’s System to NFTC.

(b)    Ownership and Right to Use. PFSI either owns exclusively or has valid licenses to use all Intellectual Property which comprises the Arthur Treacher’s System. There are no facts or circumstances that would render the Intellectual Property which comprises the Arthur Treacher’s System or rights in or to such Intellectual Property invalid or unenforceable.

(c)    Registered Intellectual Property. Except as set forth on Schedule 2.7(c), there is no Registered Intellectual Property which is part of the Arthur Treacher’s System.

(i)    The Registered Intellectual Property remains valid and subsisting, in good standing, with all application fees, and other amounts due as of the Closing Date duly paid, and, except as set forth on Schedule 2.7(c), all necessary documents in connection with the Registered Intellectual Property have been filed, in a timely manner. Except as set forth on Schedule 2.7(c), all of PFSI’s rights in and to the Registered Intellectual Property are enforceable. PFSI has made available to Purchaser correct and complete copies of written documentation evidencing ownership and prosecution (if applicable) of each item of Registered Intellectual Property.

(ii)    All registrations, applications and related documents with respect to Registered Intellectual Property are in good standing, and no actions for reissuance, reexamination or opposition are pending or, to PFSI’s of Parent’s Knowledge, threatened with respect to any issued registrations or pending applications. Neither PFSI nor Parent has received any notice of any pending actions or opposition with respect to the Registered Intellectual Property. Schedule 2.7(c) contains a complete and accurate list of all actions that must be taken within 90 days following the Closing Date relating to the payment of any Taxes, fees or other amounts, or the filing of any documents necessary or appropriate to maintain, perfect or renew any Registered Intellectual Property with the appropriate official office (e.g., patent or trademark office, or the appropriate governmental or regulatory agency).

(d)    No Violations of Rights. The creation, use, license, operation and/or other exploitation of the Arthur Treacher’s System does not infringe upon or misappropriate the Intellectual Property or other rights of any party, and, to PFSI’s or Parent’s Knowledge, there is no basis for such a claim to be made. No party has, to PFSI’s or Parent’s Knowledge, infringed, misappropriated or otherwise used without authorization any parts of the Arthur Treacher’s System. Immediately after the Closing, NFTC shall have the sole right to bring actions for infringement or misappropriation regarding the Arthur Treacher’s System, and NFTC shall have the sole right to retain any compensation or payment derived therefrom, no matter when the alleged infringement or misappropriation occurred. Except as set forth in Schedule 2.7(d): (1) PFSI has not received any written claim or notice in which any party alleges that PFSI, through the operation of the Arthur Treacher’s System, has infringed, misappropriated or used without authorization any Intellectual Property rights of another party, and (2) to PFSI’s or Parent’s Knowledge, no basis for any such claim or allegation exists.

(e)    Licenses and Rights. PFSI has not breached or violated any of the agreements to which it is a party governing use of any third party intellectual property that is part of the Arthur Treacher’s System and, to the knowledge of PFSI, no other party to any such agreements has breached any of those agreements. Schedule 2.7(e) lists all agreements pursuant to which PFSI has licensed or otherwise granted rights in or to the Arthur Treacher’s System to any third party, including without limitation any rights to use, market, distribute or otherwise exploit or commercialize any of the products or services or any other element of the Arthur Treacher’s System, including franchised operations. PFSI has not breached or violated any of those agreements and, to the knowledge of PFSI and Parent, no other party to those agreements has breached any of those agreements. Except as set forth on Schedule 2.7(e), PFSI is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, license or use of the Arthur Treacher’s System.

(h)    Proprietary Information and Confidentiality. PFSI has taken appropriate steps to protect and preserve trade secrets and the confidentiality of other confidential information included in the Arthur Treacher’s System. PFSI has taken the appropriate steps necessary to comply with any duties of PFSI to protect the confidentiality of information provided to PFSI by any other Person in connection with the Arthur Treacher’s System.

(i)    Legal Proceedings. PFSI has not received any notice or threat of, and there is not, to the knowledge of PFSI and Parent, any legal proceeding, order, agreement to which PFSI is a party, or similar arrangement that prohibits or restricts (or would prohibit or restrict if adversely determined) PFSI from exploiting the Arthur Treacher’s System in any manner whatsoever, throughout the world.

(k)    Effect of Closing. The consummation of the transactions contemplated by this Agreement shall not cause PFSI to be in violation of any license, sublicense, agreement or instrument relating to the Arthur Treacher’s System to which PFSI is a party or otherwise bound, nor will the consummation of the transactions contemplated by this Agreement cause: (1) the diminution, termination or forfeiture of any rights of PFSI (or after Closing, NFTC) therein or thereto, or the increase of any financial or other burden with respect to the Arthur Treacher’s System; (2) there to be a breach of any agreement to which PFSI is a party; and/or (3) there to arise any impairment, claim or Lien on any component of the Arthur Treacher’s System or any rights of PFSI (or after Closing, NFTC) therein or thereto. Immediately following consummation of the transactions contemplated by this agreement, NFTC shall have the same rights in and to the Arthur Treacher’s System as PFSI had immediately prior to Closing, including valid and marketable title thereto (subject only to the limitations set forth in the License Agreement).

2.8    Real Property. The Purchased Assets do not included any owned or leased real property or any leased personal property.

2.9    Financial Statements.

(a)    Attached as Schedule 2.9(a) are true and complete copies of the audited balance sheets of PFSI as at December 31, 2002 and December 31, 2003, and the related statements of operations and statement of cash flows, for the fiscal years then ended, including any notes and schedules thereto (the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP throughout the periods covered thereby and present fairly in all material respects the financial condition of PFSI as at the dates indicated and the results of their operations and changes in cash flow for the periods then ended.

(b)    Attached as Schedule 2.9(b) are true and complete copies of the unaudited consolidated balance sheet of PFSI as at December 31, 2005, and the related operating statements and statements of cash flow for the eleven-month period then ended (the "Interim Financial Statements"). The Interim Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with the Financial Statements and present fairly in all material respects the financial condition of PFSI as at the dates indicated and the results of its operations for the periods then ended; subject, however, to year-end adjustments which, in the aggregate, will not be materially adverse, and provided, that the Interim Financial Statements do not contain footnotes.

2.10    Absence of Undisclosed Liabilities.

(a)    PFSI has no debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, including, without limitation, any liability or obligation on account of Taxes or any governmental charges or penalties, interest or fines, except (i) the Liabilities, all of which are either reflected in the Financial Statements and Interim Financial Statements, or to the extent incurred since November 30, 2005, are identified on Schedule 2.10(a); and (ii) liabilities incurred in connection with the transactions provided for in this Agreement.

(b)    Except as set forth on Schedule 2.10(b), PFSI has not, by written instrument or otherwise, guaranteed the payment or collection or pledged any of its assets to secure payment of any unsatisfied indebtedness or other obligation of any Person.

(c)    Except as set forth on Schedule 2.10(c), there are no debts or liabilities of any kind owed by PFSI to Parent or any related Person or Affiliate thereof.

2.11    No Material Adverse Change. Except as set forth on Schedule 2.11, since September 30, 2005, there has been no:

(a)    Material Adverse Effect with respect to the Purchased Assets or PFSI;

(b)    default under any indebtedness of PFSI or any event which with the lapse of time or the giving of notice, or both, would constitute such a default which default would, or could reasonably be expected to have a Material Adverse Effect on the Purchased Assets or PFSI;

(c)    declaration, setting aside or payment, directly or indirectly, of any cash or non-cash dividend or other cash or noncash distribution in respect of any of the securities of PFSI;

(d)    damage, destruction or loss, whether or not covered by insurance which has resulted in a Material Adverse Effect;

(e)    Co-Branding Agreement, Contract, Franchise Agreement, Lease, License, commitment or transaction entered into or consummated by PFSI except in the ordinary course of business consistent with past practice;

(f)    amendment or termination of any Co-Branding Agreement, Contract, Franchise Agreement, Lease or License, except in the ordinary course of business;

(g)    extraordinary losses (whether or not covered by insurance) or waiver by PFSI of any extraordinary rights of value with respect to, or affecting the Purchased Assets;

(h)    sale, assignment, license, lease or other transfer or disposition of any of the Purchased Assets (including for the purpose of this Section 2.11(h), the Co-Branding Agreements);

(i)    amendment to the articles of incorporation or bylaws of PFSI;

(j)    notice from any customer, supplier or Franchisee (including for the purpose of this Section 2.11(j), a franchisee under a Co-Branding Agreement) as to the customer's, supplier’s or Franchisee’s intention not to conduct business with PFSI or, the result of which loss or losses of business, individually or in the aggregate, has had, or could reasonably be expected to have a Material Adverse Effect on the Purchased Assets or PFSI;

(k)    write-down or write-off of the value of any of the Purchased Assets;

(l)    change in the accounting methods or principles of PFSI;

(m)    agreement by PFSI to do any of the foregoing; or

(n)    other event or condition of any character, that has or might reasonably have a Material Adverse Effect on the Purchased Assets or PFSI.

2.12    No Litigation; Labor Disputes; Compliance with Law Except as set forth on Schedule 2.12:

(a)    there is no decree, judgment, order, investigation or litigation at law or in equity, no arbitration proceeding, and no proceeding before or by any commission, agency or other administrative or regulatory body or authority, pending or, to the Knowledge of PFSI or Parent, threatened, to which PFSI is a party or otherwise relating to the Purchased Assets;

(b)    PFSI is not subject to or bound by any labor agreement or collective bargaining agreement and there is no labor dispute, grievance, controversy, strike or request for union representation pending or, to the Knowledge of PFSI or Parent, threatened against PFSI, and to the Knowledge of PFSI and Parent, there has been no occurrence of any events which would give rise to any such labor dispute, controversy, strike or request for representation; and

(c)    PFSI owns and operates, and has owned and operated, the Arthur Treacher’s System and the business related thereto in material compliance with all federal, foreign, state and local laws, statutes, ordinances, rules and regulations, and all court or administrative orders or processes.

2.13    Taxes. Except as set forth on Schedule 2.13:

(a)    PFSI has duly and timely filed all required federal, state and local Tax returns, reports and estimates for all years and periods (and portions thereof) for which any such returns, reports and estimates were due, and any and all amounts shown on such returns and reports to be due and payable have been paid in full except as may be contested in good faith. All of such Tax returns, reports and estimates are true and complete in all respects. All taxes due and owing by PFSI (whether or not shown on any Tax Return) have been paid. PFSI has withheld all Tax required to be withheld under applicable law and regulations (including but not limited to, Tax required to be withheld in connection with any amounts paid or owing to any employee, independent contractor, creditor, partner, stockholder or other third party), and such withholdings have either been paid to the proper governmental agency or set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of PFSI, as the case may be;

(b)    There are no Tax deficiencies (including penalties and interest) or claims of any kind assessed against or relating to PFSI or the Purchased Assets with respect to any taxable periods ending on or before, or including, the Closing Date of a character or nature that would result in Liens or claims on any of the Purchased Assets or on NFTC title or use of the Purchased Assets or that would result in any claim against, or liability or obligation of, NFTC;

(c)    PFSI: (i) is not a party to or bound by, and has no obligation under, any Tax sharing or similar agreement; (ii) has no liability for the payment of Taxes of any Person (other than PFSI ) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise; (iii) is not currently the beneficiary of any extension of time within which to file any Tax return; and (iv) has not waived any statute of limitations or otherwise agreed to any extension of the period for assessment or collection with respect to Taxes, which waiver or agreement is currently in force;

(d)    PFSI is not currently under audit with respect to Taxes by any government agency and there have been no claims or issues (other than a claim or issue that has been finally settled) concerning any liability for Taxes of PFSI asserted by any government agencies;

(e)    Schedule 2.13 lists: (i) all income Tax returns that have been filed with respect to PFSI; and (ii) each jurisdiction in which PFSI is required (or was required during any of the last three years) to file a Tax return or pay Taxes and each type of Tax giving rise to such obligation.

(f)    PFSI has not agreed to, or been requested to make, any adjustment by reason of a change in accounting method or otherwise.

(g)    PFSI has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that are not deductible under Section 280G of the Code. PFSI has disclosed on its federal income Tax returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

2.14    Inventory. No Inventory is included among the Purchased Assets.

2.15    Insurance. Schedule 2.15 is a true and complete list of all liability and casualty insurance and errors and omissions insurance policies insuring the Arthur Treacher’s System. All of such policies are in full force and effect and are for such coverage and in such amounts as is usual and customary for businesses similar to that Business. PFSI is not in default with respect to such insurance policies, nor has PFSI failed to give any notice or present any claim under any policies in due and timely fashion.

2.16    Brokers. Neither this Agreement nor the transaction contemplated by this Agreement was induced or procured through any Person acting on behalf of, working for or representing PFSI as broker, finder, investment banker, financial advisor or in any similar capacity.

2.17    Employee Matters. Except as set forth on Schedule 2.17, the consummation of the transactions contemplated under this Agreement will not cause NFTC or PFSI to incur or suffer: (i) any liability relating to, or obligation to pay, severance, termination, or other payments to any Person or entity; or (ii) any liability or obligations with respect to any Employee Benefit Plan maintained or offered by PFSI or Parent.

2.18    Affiliated Transactions. Except as provided in Schedule 2.18 hereto, no officer, director, partner or employee of PFSI or Parent, and no family member of any of the foregoing, has any contractual relationship with PFSI (other than as an employee) or any direct or indirect interest in any customer, franchisee, supplier or competitor of PFSI, or in any other Person with whom PFSI is doing business or otherwise has an agreement, arrangement or understanding, written or oral with PFSI, whether in existence as of the date hereof or proposed, other than the ownership of stock of publicly traded corporations that does not exceed 1% of the issued and outstanding stock of such corporation.

2.19    Disputes with Customers and Franchisees. Schedule 2.19 identifies with specificity all material unresolved disputes that PFSI has with any customers or Franchisees relating to the Arthur Treacher’s System and the manner in which PFSI proposes to resolve such disputes.

2.20    Off Balance Sheet Transactions.  Except for transactions, arrangements and other relationships otherwise specifically identified on PFSI’s Financial Statements, including but not limited to identification of the information set forth below, Schedule 2.20 sets forth a true, complete and correct list of all transactions, arrangements and other relationships between and/or among PFSI, Parent any of their Affiliates and any unconsolidated entity or other Person, including but not limited to any structured finance, special purpose or limited purpose entity or Person (each, an “Off-Balance Sheet Transaction”). Schedule 2.20 also sets forth: (a) the business purpose and activities of each Off-Balance Sheet Transaction; (b) the economic substance of each Off-Balance Sheet Transaction; (c) the key terms and conditions of each Off-Balance Sheet Transaction; (d) PFSI’s, Parent’s and/or its Affiliates’ potential risk associated with each such Off-Balance Sheet Transaction; (e) the amounts of any guarantees, lines of credit, standby letters of credit or commitments or take or pay contracts, throughput contracts or other similar types of arrangements, including tolling, capacity or leasing arrangements, that could create a Lien on any of the Purchased Assets, including but not limited to guarantees of repayments, make whole agreements or value guarantees; and (f) any other information with respect to each such Off-Balance Sheet Transaction that could have a material adverse effect on the financial condition or results of operations of the Arthur Treacher’s System.

2.21    Disclosure. No statement by PFSI contained in this Agreement and no written statement furnished or to be furnished by PFSI to NFTC pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF NFTC

NFTC represents and warrants to PFSI as follows:

3.1    Organization. NFTC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign limited liability company in all jurisdictions where the failure to so qualify would have a Material Adverse Effect. NFTC has full power to purchase the Purchased Assets pursuant to this Agreement..

3.2    Authorization; Enforceability. The execution, delivery and performance of this Agreement and all of the documents and instruments required hereby from NFTC have been duly authorized by all necessary corporate action by NFTC. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by NFTC, the valid and binding obligation of NFTC, enforceable against NFTC in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or right of creditors generally and by general equitable principles which may limit the right to obtain equitable remedies.

3.3    Absence of Conflicting Laws and Agreements. Except as set forth on Schedule 3.3, neither the execution, delivery or performance of this Agreement by NFTC, nor the consummation of the sale of the Purchased Assets or any other transaction contemplated by this Agreement, does, or will after the giving of notice or the lapse of time or otherwise:

(a)    conflict with, result in a breach of, or constitute a default under, the certificate of incorporation or bylaws of NFTC, or any federal, state or local law, statute, ordinance, rule or regulation, or any court or administrative order or process, or any contract, agreement, arrangement, commitment or plan to which NFTC is a party or by which NFTC or its assets is bound;

(b)    require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or governmental or public agency; or

(c)    require the consent of any Person under any contract, agreement, arrangement, commitment or plan of any nature to which a NFTC is a party to or by which it is bound.

3.4    Brokers. Neither this Agreement nor any other transaction contemplated by this Agreement was induced or procured through any Person acting on behalf of, working for or representing NFTC as broker, finder, investment banker, financial advisor or in any similar capacity.

3.5    Disclosure. No statement by NFTC contained in this Agreement and no written statement furnished or to be furnished by NFTC to PFSI pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained not misleading.

ARTICLE IV

CERTAIN MATTERS PENDING THE CLOSING

From and after the date of this Agreement and until the Closing (unless otherwise provided herein) PFSI shall comply with each of the following provisions:

4.1    Access. NFTC and its authorized agents, officers and representatives shall have reasonable access to PFSI and the Purchased Assets to conduct such examination and investigation of the Arthur Treacher’s System as they deem reasonably necessary, provided that such examinations shall be during the normal business hours and shall not unreasonably interfere with the PFSI’s normal operations and activities.

4.2    Notice of Adverse Changes.  Pending the Closing, PFSI shall give NFTC prompt written notice of the occurrence of any of the following:

(a)    an Event of Loss involving the Arthur Treacher’s System and which, individually or in the aggregate, is more than Five Thousand Dollars ($5,000);

(b)    the commencement or filing of any decree, judgment, order, proceeding or litigation at law or in equity, arbitration or other proceeding before any commission, agency or administrative or regulatory body or authority which involves the Arthur Treacher’s System or which could have a material adverse effect on the Purchased Assets;

(c)    any violation by PFSI, or written notice of any alleged violation, of any federal, state or local law, statute, ordinance, rule or regulation;

(d)    any notice of breach, default, claimed default or termination of any contracts, agreement or rights related to the Arthur Treacher’s System; or

(e)    any other material adverse developments with respect to the Arthur Treacher’s System .

4.3    Operations Pending Closing. Except as set forth in Schedule 4.3, after the date hereof and prior to the Closing, PFSI shall:

(a)    operate the Arthur Treacher’s System in the ordinary course of business in accordance with past practices;

(b)    operate the Arthur Treacher’s System in accordance with existing contracts and agreements related thereto and applicable governmental requirements, rules and regulations;

(c)    not sell, lease, license, mortgage, pledge or otherwise dispose of any of the Purchased Assets, except for franchising transactions in the ordinary and regular course of the operations of PFSI;

(d)    not take or agree to take any action inconsistent with the representations and warranties of PFSI contained herein being true and correct as of the Closing Date in all material respects, or the consummation of the Closing as contemplated by this Agreement.

4.4    Consents.  PFSI will use its good faith best efforts to obtain all consents and approvals from third Persons whose consent or approval is required pursuant to any Contract or agreement prior to the Closing Date.

4.5    Exclusivity.  Neither PFSI nor anyone acting on behalf of PFSI, shall, directly or indirectly, solicit or initiate discussions concerning, or enter into negotiation with or furnish information that is not publicly available to, any Person concerning any proposal with respect to the Arthur Treacher’s System and will notify NFTC immediately in writing if PFSI receives a written proposal with respect to any such transactions. This exclusivity provision shall expire if the Closing has not occurred on or before March 24, 2006, unless such date is extended by mutual agreement of the parties hereto

4.6    Release of Liens.  At or prior to the Closing, PFSI shall obtain the release of all Liens disclosed in the Schedules hereto and any other Liens on the Purchased Assets and shall duly file releases or terminations of all such Liens in each governmental agency or office in which any such Lien or evidence thereof shall have been previously filed.

4.7    Tax Returns and Payments.

(a)    All tax returns, estimates and reports required to be filed by PFSI prior to the Closing Date will be timely filed when due with the appropriate governmental agencies or extensions will have been granted; and

(b)    all Taxes pertaining to ownership of the Purchased Assets or operation of the Arthur Treacher’s System due prior to the Closing Date will be paid when due and payable unless protested in good faith.

4.8    Public Announcement.  No party hereto shall issue any press release or public announcement or, except as otherwise required in connection with obtaining any third party consent, otherwise divulge the existence of this Agreement or the transactions contemplated hereby without prior approval of the other parties hereto which shall not be unreasonably withheld, except as and to the extent that such party shall be obligated by law or regulation, in which case the other party shall be so advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued. Prior to any disclosure to a third party in connection with obtaining consent of such third party to the transaction contemplated herein or obtaining the release of any Lien on the Purchased Assets, the third party will be required to execute a non-disclosure agreement in a form approved by NFTC.

4.9    Best Efforts.  Without limiting the specific obligations of any party hereto under any agreement or covenant hereunder, each party hereto shall use reasonable best efforts to take all action and do all things necessary in order to consummate the transactions contemplated by this Agreement, including, without limitation, satisfaction, but not waiver, of the closing conditions set forth in Article V and Article VI.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF NFTC

Each and every obligation of NFTC to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

5.1    Compliance with Agreement. PFSI shall have performed and complied in all material respects with each of their obligations under this Agreement which are to be performed or complied with by them prior to or at the Closing.

5.2    Proceedings and Instruments Satisfactory. All proceedings, corporate or other, required to be taken by PFSI in connection with the performance of this Agreement, and all documents incident thereto, shall be complete in all material respects to the reasonable satisfaction of NFTC and NFTC counsel, and PFSI shall have made available to NFTC for examination the originals or true and correct copies of all documents which NFTC may reasonably request in connection with the transactions contemplated by this Agreement and in order to establish the existence and good standings of PFSI and the due authorization of this Agreement and the transactions contemplated hereby by PFSI.

5.3    Representations and Warranties. The representations and warranties made by PFSI and the PFSI Stockholders which are qualified in any respect as to materiality shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except for changes permitted or contemplated by this Agreement; all other representations and warranties made by PFSI in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except for changes permitted or contemplated by this Agreement.

5.4    No Material Adverse Change. Between the date of this Agreement and the Closing, there shall have occurred no event, occurrence, fact, condition, change, development or effect with respect to or affecting the Arthur Treacher’s System which would reasonably be expected to result in a Material Adverse Effect.

5.5    Event of Loss. Between the date of this Agreement and the Closing, PFSI shall not have sustained an Event of Loss impacting the Arthur Treacher’s System which individually or in the aggregate would cost in excess of Twenty Thousand Dollars ($20,000) to resolve and which resolution shall not have been completed on or prior to the Closing Date to NFTC reasonable satisfaction; provided, however, PFSI may elect to extend the Closing for a reasonable period of time not to exceed thirty (30) days necessary to complete such resolution.

5.6    Deliveries at Closing. PFSI shall have delivered or caused to be delivered to NFTC the documents, each properly executed and dated as of the Closing Date, as required pursuant to this Agreement and shall have satisfied each of the obligations as set forth in Article I to be satisfied as of the Closing Date.

5.7    Possession; Instruments of Conveyance and Transfer. PFSI shall have delivered to NFTC at the Closing such other documents as shall be effective to vest in NFTC good title to the Purchased Assets as contemplated by this Agreement.

5.8    Approvals and Consents. There shall have been secured such permissions, approvals, determinations, consents and waivers as listed on Schedule 5.8.

5.9    Absence of Investigations and Proceedings. There shall be no decree, judgment, order, or litigation at law or in equity, no arbitration proceedings, and no proceeding before or by any commission, agency or other administrative or regulatory body or authority pending to which PFSI or the Purchased Assets are subject which would materially adversely affect the ability of NFTC to operate the Arthur Treacher’s System in the same manner as operated and used by PFSI. Without limiting the generality of the foregoing, no action or proceeding or formal investigation by any Person or governmental agency shall be pending with the object of challenging or preventing the Closing and no other proceedings shall be pending with such object or to collect damages from NFTC or PFSI on account thereof.

5.10    Governmental Consents. All authorizations, consents or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect.

5.11    No Liens. On the Closing Date and simultaneously with the Closing, there shall not be any Liens on the Purchased Assets.

Notwithstanding the above, if any of the conditions set forth in this Article V have not been satisfied, NFTC may in their sole discretion elect to proceed with the consummation of the transactions contemplated hereby.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF PFSI

Each and every obligation of PFSI to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

6.1    Compliance with Agreement. NFTC shall have performed and complied in all material respect with all of their obligations under this Agreement which are to be performed or complied with by them prior to or at the Closing.

6.2    Proceedings and Instruments Satisfactory. All proceedings to be taken by NFTC in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be complete to the reasonable satisfaction of PFSI and PFSI’s counsel, and NFTC shall have made available to PFSI for examination the originals or true and correct copies of all documents which PFSI may reasonably request in connection with the transactions contemplated by this Agreement and in order to establish the existence and good standing of NFTC and the due authorization of this Agreement and the transactions contemplated hereby by NFTC.

6.3    Representations and Warranties. The representations and warranties made by NFTC shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except for changes permitted or contemplated by this Agreement.

6.4    Deliveries at Closing. NFTC shall have delivered or caused to be delivered to PFSI the documents, each properly executed and dated as of the Closing Date, required pursuant to this Agreement and shall have satisfied each of the obligation as set forth in Article I to be satisfied as of the Closing Date, including but not limited to, the execution of the License Agreement. NFTC shall also have paid the Purchase Price.

6.5    Absence of Investigations and Proceedings. No action or proceeding or formal investigation by any Person or governmental agency shall be pending with the object of challenging or preventing the Closing and no other proceeding shall be pending with such object or to collect damages from PFSI on account thereof.

6.6    Governmental Consents. All other material authorizations, consents or approvals of any and all governmental regulatory authorities shall have been obtained and be in full force and effect.

Notwithstanding the above, if any of the conditions set forth in this Article VI have not been satisfied, PFSI may nevertheless elect to proceed with the consummation of the transactions contemplated hereby.

ARTICLE VII

INDEMNIFICATION

From and after the Closing, the parties shall be indemnified as set forth below

7.1    Indemnification by PFSI and Parent. PFSI and Parent shall, jointly and severally, indemnify, exculpate and hold NFTC and NFTC stockholders, officers, employees and agents (collectively the "NFTC Indemnified Parties") harmless from and against, and agree promptly to defend NFTC Indemnified Parties from and reimburse NFTC Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorneys' fees and other costs and expenses incurred in connection herewith or in the investigation of any claims made hereunder) (“Claims”) incurred by any of the NFTC Indemnified Parties that result from:

(a)    any inaccuracy in or breach of any of the representations and warranties made by PFSI and Parent in or pursuant to this Agreement or in any instrument, certificate or affidavit delivered by PFSI at the Closing in accordance with the provisions of any Section hereof; provided that, NFTC makes a claim for indemnification within the applicable survival period set forth in Section 7.5 hereof;

(b)    any failure by PFSI or the PFSI Stockholders to carry out, perform, satisfy and discharge any covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents delivered by PFSI pursuant to this Agreement;

(c)    any claims or litigation matters which relate to liabilities or Liens related to the operations of PFSI, either prior to or after the Closing Date (excluding liabilities or Liens related to or arising from the operations of the Arthur Treacher’s System by NFTC from and after the Closing);

(d)    any claims or litigation matters which relate to liabilities or Liens related to the operations of the Arthur Treacher’s System prior to the Closing Date, including, without limitation, the claims described in Schedule ___ hereto;

(e)    any claims or litigation matters which relate to liabilities or obligations of PAT arising under or in connection with the Co-Branding Agreements with respect to facts that occurred prior to the Closing Date;

(f)    any fees, expenses or other payments incurred or owed by PFSI to any brokers or comparable third parties retained or employed by them or their affiliates in connection with the transactions contemplated by this Agreement;

(g)    any loss, claim, liability, expense, or other damage attributable to: (x) all Taxes (or the non-payment thereof) of PFSI and for time periods (or portions thereof) ending on or before the Closing Date; (y) any and all Taxes of any Person imposed on NFTC as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes related to an event or transaction occurring before the Closing Date; and (z) any and all Taxes of PFSI, Parent or their affiliates which relate to the operations of PFSI’s business from and after the Closing Date; and

(h)    any suit, action or other proceeding brought by any governmental authority or Person arising out of, or in anyway related to, any of the matters referred to in Sections 7.1(a) through 7.1(g).

7.2    Indemnification by NFTC. NFTC shall indemnify, exculpate and hold PFSI and Parent, and their respective stockholders, officers, directors, employees and agents (collectively the "PFSI Indemnified Parties") harmless from and against, and agree promptly to defend PFSI Indemnified Parties from and reimburse PFSI Indemnified Parties for, any and all Claims incurred by PFSI Indemnified Parties that result from:

(a)    any breach or inaccuracy of any representations and warranties made by NFTC in or pursuant to this Agreement, or in any instrument, certificate or affidavit delivered by NFTC at the Closing in accordance with the provisions of any Section hereof; provided that, PFSI makes a claim for indemnification within the applicable survival period set forth in Section 7.5 hereof;

(b)    any failure by NFTC to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and materials delivered by NFTC pursuant to this Agreement;

(c)    any claim or litigation matters that relate to or are due to the operation or ownership of the Arthur Treacher’s System after the Closing, excluding any claims or litigation matters related to PFSI’s operations pursuant to the License;

(d)    any fees, expenses or other payments incurred or owed by NFTC to any brokers or comparable third parties retained or employed by them or their affiliates in connection with the transactions contemplated by this Agreement; or

(e)    any suit, action or other proceeding brought by any governmental authority or person arising out of, or in any way related to, any of the matters referred to in Sections 7.2(a) through 7.2(d).

7.3    Method of Asserting Claims.

(a)    The party seeking indemnification (the “Indemnitee”) will give prompt written notice to the other party or parties (the “Indemnitor”) of any Claim which it discovers or of which it receives notice after the Closing and which might give rise to a claim by it against Indemnitor under Section 7 hereof, stating the nature, basis and (to the extent known) amount thereof; provided that failure to give prompt notice shall not jeopardize the right of any Indemnitee to indemnification except to the extent such failure shall have materially prejudiced the ability of the Indemnitor to defend such Claim. Subject to the Indemnitor’s right to defend in good faith third party claims as hereinafter provided, the Indemnitor shall satisfy its obligations and this Section 9 within thirty (30) days after receipt of written notice thereof from the Indemnitee.

(b)    In case of any Claim or suit by a third party or by any governmental body, or any legal, administrative or arbitration proceeding with respect to which Indemnitor may have liability under the indemnity agreement contained in this Section 7, which the Indemnitor acknowledges is a Claim or demand for which it must indemnify or hold harmless the Indemnitee under Section 7.1 or 7.2 above, Indemnitor shall be entitled to participate therein, and, to the extent desired by it, to assume the defense thereof and to employ counsel reasonably acceptable to the Indemnitee to defend any such Claim or demand asserted against the Indemnitee. After notice from Indemnitor to Indemnitee of the election so to assume the defense thereof, Indemnitor will not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation, unless Indemnitor does not actually assume the defense thereof following notice of such election. Indemnitee and Indemnitor will render to each other such assistance as may reasonably be required of each other in order to insure proper and adequate defense of any such suit, Claim or proceeding. If the Indemnitor actually assumes the defense of the Indemnitee, the Indemnitee will not make any settlement of any Claim which might give rise to liability of Indemnitor under the indemnity agreements contained in this Section without the written consent of Indemnitor, which consent shall not be unreasonably withheld if such settlement includes the unconditional release of Indemnitor, and the Indemnitor shall not agree to make any settlement of any Claim that does not include the unconditional release of the Indemnitee without the written consent of Indemnitee.

7.4    Payment of Claims. An Indemnitor which is liable for any Claim shall pay such Claim promptly to the Indemnitee within 10 business days of the final determination of the liability of the Indemnitor and the amount of the Claim.

7.5    Nature and Survival of Representations. All statements made by or on behalf of PFSI or Parent herein or in the Schedules, shall be deemed representations and warranties of PFSI and Parent regardless of any investigation made by or on behalf of NFTC. The representations and warranties made by PFSI and Parent, on the one hand, and by NFTC, on the other hand, under this Agreement shall survive for eighteen (18) months following the Closing Date, except that (i) the representations and warranties set forth in Section 2.5 (Title to Purchased Assets; Liens and Encumbrances), 2.7 (Intellectual Property; Trade Secrets), and 2.13 (Taxes) shall survive the Closing until the expiration of the applicable statute of limitations, and (ii) there shall be no limitation on any claim involving fraud or intentional misconduct.

7.6    Limitation on Claims. No Claims may be asserted by a party pursuant to Sections 7.1(a) or 7.1(h) (as it relates to Sections 7.1(a)) or 7.2(a) or 7.2(e)) (as it relates to 7.2(a)) of this Agreement until the aggregate amount of all such Claims of such party shall exceed Fifteen Thousand Dollars ($15,000) (the “Threshold Amount”), at which time the party seeking indemnification shall be entitled to recover only to the extent that the cumulative aggregate amount of such Claims, finally determined, exceeds the Threshold Amount. Notwithstanding anything in this Agreement to the contrary, the maximum aggregate amount for which PFSI and/or Parent shall be liable for Claims asserted by the NFTC Indemnified Parties under this Agreement shall be $1,250,000.

7.7    Remedies. Except as otherwise specifically provided in this Agreement, the foregoing indemnification provisions, absent fraud or intentional misconduct, are the sole and exclusive remedy any party may have for a breach of any representation or warranty hereunder.

ARTICLE VIII

TERMINATION; MISCELLANEOUS

8.1    Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, as follows:

(a)    by mutual written agreement of PFSI, Parent and NFTC; or

(b)    by NFTC or PFSI and Parent if the Closing has not occurred on or before March 24, 2006, or such later date as mutually agreed; or

(c)    by NFTC if NFTC is not then in material breach of this Agreement and PFSI or Parent are then in material breach of this Agreement, and such breach remains uncured for ten (10) days after receipt of written notice thereof from NFTC; or

(d)    by PFSI and Parent, if PFSI and Parent are not then in material breach of this Agreement and NFTC is then in material breach of this Agreement, and such breach remains uncured for ten (10) days after receipt of written notice thereof from PFSI.

8.2    Rights on Termination. If this Agreement is terminated pursuant to Section 8.1 above, then except as otherwise provided herein, all further obligations of the parties under or pursuant to this Agreement shall immediately terminate without further liability of any party to the other, provided, however, that nothing in this Section 8.2 shall relieve liability or obligations hereunder of any party (the “Defaulting Party”) to the other party or parties on account of a breach of a covenant or agreement contained herein, or any misrepresentation or warranty contained herein by the Defaulting Party. In the case of such a breach or misrepresentation, in addition to any damages for which the Defaulting Party may be liable, the Defaulting Party shall reimburse the other party or parties for any expenses incurred by such party or parties in order to enforce its or their rights under this Agreement (including reasonable attorney’s fees and expenses). In addition, NFTC shall be entitled to pursue specific performance against PFSI (PFSI hereby acknowledging that the Purchased Assets are unique and that NFTC has no adequate remedy at law if PFSI breaches this Agreement).

8.3    Further Assurances. From time to time after the Closing Date, upon the reasonable request of any party hereto, the other party or parties hereto shall execute and deliver or cause to be executed and delivered such further instruments of conveyance, assignment and transfer and take such further action as the requesting party may reasonably request in order to effectuate fully the purposes, terms and conditions of this Agreement.

8.4    Entire Agreement; Amendment; and Waivers. This Agreement and the agreements required to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, unless otherwise expressly provided.

8.5    Expenses. Except as otherwise specifically provided herein, whether or not the transactions contemplated by this Agreement are consummated, each of the parties shall pay the fees and expenses of its respective counsel, accountants and other experts incident to the negotiation, drafting and execution of this Agreement and consummation of the transactions contemplated hereby.

8.6    Benefit; Assignment. This Agreement shall be binding upon and shall inure to the benefit of and shall be enforceable by NFTC, PFSI, Parent and their respective permitted successors and assigns. This Agreement (and any rights, obligation or liabilities hereunder) may not be assigned or delegated in whole or in part by any party without the prior written consent of each other party hereto.

8.7    Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given (i) on the date of personal delivery to an officer of the other party, or (ii) when sent by telecopy or facsimile machine to the number shown below on the date of such confirmed facsimile or telecopy transmission, or (iii) when properly deposited for delivery by a nationally-recognized commercial overnight delivery service, prepaid, or by deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested on the date that is two (2) days after the date set forth in the records of such delivery service or on the return receipt, and addressed as follows, unless and until either of such parties notifies the other in accordance with this Section of a change of address or change of telecopy number:

If to NFTC:
NF Treachers Corp.
1400 Old Country Road, Suite 400
Westbury, New York 11590
Attention: President
Telephone No. (516) 338-8500, Fax No.: (516) 338-7220

With a copy to:
DLA Piper Rudnick Gray Cary US LLP
1775 Wiehle Avenue, Suite 400
Reston, Virginia 20190
Attention: Jay Gary Finkelstein, Esq.
Telephone No: (703) 773-4211, Fax No.: (202) 689-7479

If to PFSI or Parent:

PAT Franchise Systems, Inc.
14 Penn Plaza, Suite 1305
New York, New York 10122
Attention: Jeffrey Bernstein
Fax No. 516-918-3301
Telephone No: 516-918-3300

With a copy to:
Olsham Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attention: Randy M. Friedberg, Esq.
Telephone No: (212) 451-2300, Fax No: (212) 451-2222

8.8    Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. This Agreement may be executed and delivered in counterpart signature pages executed and delivered via facsimile transmission, and any such counterpart executed and delivered via facsimile transmission shall be deemed an original for all intents and purposes. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

8.9    Severability. If any provision, clause or part of this Agreement or the application thereof under certain circumstances is held invalid or unenforceable, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

8.10    No Reliance. Except for: (i) any assignees permitted by Section 8.6 of this Agreement; and (ii) investors providing financing for the consummation of the transactions contemplated by this Agreement:

(a)    no third party is entitled to rely on any of the representations, warranties and agreements of NFTC, PFSI or Parent contained in this Agreement; and

(b)    NFTC., PFSI and Parent assume no liability to any third party because of any reliance on the representations, warranties and agreements of NFTC, PFSI or Parent contained in this Agreement.

8.11    Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party which itself or through its agent prepared the same, it being agreed that the agents of each party have participated in the preparation hereof.

8.12    Saturdays, Sundays and Legal Holidays. If the time period by which any acts or payments required hereunder must be performed or paid expires on a Saturday, Sunday or federal or California State legal holiday, then such time period shall be automatically extended to the close of business on the next regularly scheduled business day.

8.13    Governing Law. This Agreement shall be construed and interpreted exclusively according to the laws of the State of New York, without regard to the conflict of law principles thereof.

8.14    Consent to Jurisdiction. The parties hereby consent to the jurisdiction of the State and Federal courts sitting in the County of New York, State of New York in any action arising out of or connected in any way with this Agreement. The parties hereto further agree that the service of process or of any other papers upon them or any of them by registered mail in the manner provided in Section 8.7 shall be deemed good, proper and effective service upon them, and each of them hereby waives any claim or objection it or he ay have to such jurisdiction and forum based on the principle of forum non conveniens, and acknowledges that such forum is and would be a convenient forum. Nothing in this Section shall affect the right of any party to serve process in any other manner permitted by law or limit the right of any party to bring any suit, action or proceeding against any other party in the courts of any other jurisdiction.

8.15    Singular/Plural; Gender. Where the context so requires or permits, the use of the singular form includes the plural, and the use of the plural form includes the singular, and the use of any gender includes any and all genders.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

NF TREACHERS CORP. By: s/Eric Gatoff Name: Eric Gatoff Title: VP- Corporate Counsel

PAT FRANCHISE SYSTEMS, INC. By: s/Jeffrey Bernstein Name: Jeffrey Bernstein Title: President

TRUFOODS SYSTEMS, INC. By: s/Jeffrey Bernstein Name: Jeffrey Bernstein Title: President

APPENDIX I

DEFINITIONS

Except as specified otherwise, when used in this Agreement and any Exhibits or Schedules, the following terms shall have the meanings specified:

“Affiliate” shall mean with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person;

"Agreement" shall mean this Asset Purchase Agreement, together with the Schedules and Exhibits, as the same shall be amended from time to time in accordance with the terms hereof;

“Arthur Treacher’s System” shall have the meaning set forth in Section 1.1;

"Bill of Sale and Assignment" shall mean the instrument in the form of EXHIBIT B attached hereto;

"Closing" shall mean the closing to be held at such time and place as the parties may mutually agree to in writing, at which the transactions contemplated by this Agreement shall be consummated;

"Closing Date" shall mean February 28, 2006, or such date as the parties may mutually agree upon in writing, after all of the conditions set forth in Articles V and VI hereof have been satisfied or waived, other than those conditions which by their terms are intended to be satisfied at Closing. The Closing shall be deemed effective as of 12:01 A.M. (Pacific Daylight Time) on the Closing Date;

"Code" shall mean the Internal Revenue Code of 1986, as amended;

"Contracts" shall mean those agreements to which PFSI or Parent is a party, whether written, oral, or implied, including without limitation those agreements listed on Schedule 2.6 which relate to the Arthur Treacher’s System;

"Copyrights" shall mean all copyrights (including computer software, data and documentation) and any registrations and applications to register or renew the registration thereof owned, leased, licensed or used by PFSI, including without limitation those Copyrights described on Schedule 2.7;

“Customer” shall mean, individually or collectively and Person who is currently a customer or franchisee of PFSI or its Affiliates or who has been a customer or franchisee of PFSI or its Affiliates during the two (2) year period prior to the Closing Date;

"Customer Lists" shall mean all lists, documents, information in whatever form or media, including without limitation computer tapes and programs and other computer readable media used by, prepared for the benefit of or in the possession of PFSI concerning past, present and potential customers of the Business including without limitation, web site visitors to PFSI’s website(s);

"Event of Loss" shall mean any loss, taking, condemnation, damage or destruction of or to any of the Purchased Assets ;

"Financial Statements" shall mean the financial statements of PFSI described in Section 2.9(a);

“Franchise Agreements” shall mean any and all contracts between PFSI and any other Person for the establishment and operation of an “Arthur Treacher’s” restaurant (excluding Co-Branding Agreements);

“Franchisees” shall mean those Persons who have entered into a Franchise Agreement with PFSI;

“GAAP” shall mean United States generally accepted accounting principles, consistently applied;

"Intellectual Property" shall mean United States and foreign trademarks, service marks, trade names, trade dress, domain names, copyrights, and similar rights, including registrations and applications to register or renew the registrations of any of the foregoing, United States and foreign patents and patent applications, and trade secrets, ideas, author’s rights and photographic releases, whether published or unpublished (including any rights to prepare, display, perform reproduce or distribute copies, compilations and derivative works), confidential business and technical information, inventions, designs, know-how, proprietary information, internet websites and domain names, computer software, data and documentation, processes, and rights of privacy and publicity and all similar intellectual property rights and licenses of any of the foregoing, including but not limited to, any and all other such or similar assets used in the Business but owned individually by the PFSI Stockholders or any other Person;

"Interim Financial Statements" shall mean the financial statements of PFSI described in Section 2.9(b);

“Inventory" shall mean all inventories held by PFSI, including but not limited to raw materials, work-in-process, finished goods, spare parts and supplies; and including all Inventory in transit or on order and not yet delivered, and all rights with respect to the processing and completion of any works-in-process;

"IRS" shall mean the Internal Revenue Service;

"Knowledge” shall mean the actual knowledge of Jeff Bernstein and each officer and director of PFSI or Parent, including such knowledge which any of such Persons should have possessed upon a reasonable investigation;

"Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, lien, lease (including any capitalized lease) or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, including without limitation any agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement and the filing of or agreement to give any financing statement with respect to any of the Purchased Assets under the applicable Uniform Commercial Code or comparable law of any jurisdiction;

“Material Adverse Effect” shall mean a material adverse effect on the financial condition, assets, liabilities or results of operations of PFSI taken as a whole, excluding any such effect resulting from or arising in connection with: (i) the entering into or performance of this Agreement, the transactions contemplated by this Agreement or the announcement thereof; (ii) changes or conditions generally affecting the sale of franchises and operations of franchises and franchisors involving fast food or related industries in which PFSI operates; or (iii) changes in general economic, regulatory or political conditions.

"NFTC" shall mean NF Treachers Corp., a Delaware corporation;

"NFTC Closing Certificate" shall mean the certificate of the Secretary of NFTC in the form of EXHIBIT C attached hereto;

“NFTC Franchisor Affiliates” means Nathan’s Famous Systems, Inc., NF Roasters Corp., and Miami Subs USA, Inc.;

"NFTC's Performance Certificate" shall mean the certificate of an officer of NFTC in the form of EXHIBIT D hereto;

"Patents" shall mean all of those United States and foreign patents and patent applications owned or filed by PFSI, including without limitation those patents listed on Schedule 2.7;

"Person" shall mean any natural person, general or limited partnership, corporation, association, limited liability company or other entity;

"PFSI" shall mean PAT Franchise Systems, Inc., a Delaware corporation;

“PFSI’s Closing Certificate” shall mean a Closing Certificate of the Secretary of PFSI in the form of EXHIBIT E attached hereto;

“PFSI’s Fair Value Certificate” means the certificate in the form of EXHIBIT F attached hereto;

“PFSI’s Opinion of Counsel” means the legal opinion of counsel to PFSI addressed to NFTC in the form of EXHIBIT G attached hereto;

“PFSI’s Performance Certificate” shall mean the certificate of an officer of PFSI in the form of EXHIBIT H attached hereto;

“Purchased Assets” shall have the meaning set forth in Section 1.1;

"Schedules" shall mean those schedules referred to in this Agreement;

"Tax" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not;

"Trade Secrets" shall mean all proprietary information owned, leased, licensed or used by PFSI relating to the Arthur Treacher’s System in any form or media, including without limitation trade secrets, ideas, confidential business and technical information, inventions, designs, know-how, processes and Customer Lists;

“Trademark Assignment” shall mean an instrument in the form of EXHIBIT I attached hereto; and

"Trademarks" shall mean all foreign and United States trade names, trademarks, service marks, trade dress and domain names (including without limitation registrations and applications to register or renew the registrations of any of the foregoing), trademark and service mark registrations, and trademark and service mark applications that are owned, licensed, leased or used by PFSI, including without limitation, those Trademarks described on Schedule 2.7 (excluding only the trade names, trademarks, service marks, trade dress and domain names used by PFSI exclusively in conjunction with its “Pudgie's Famous Chicken” business).